Exhibit 4.2

CITIZENS FINANCIAL GROUP, INC.

5.500% FIXED-TO-FLOATING NON-CUMULATIVE PERPETUAL PREFERRED

STOCK

([RULE 144A][REGULATION S] GLOBAL SECURITY)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATE: ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITY OR THE RELEVANT BENEFICIAL INTEREST THEREIN (OR ANY PREDECESSOR THERETO)], [IN THE CASE OF REGULATION S CERTIFICATE: 40 DAYS AFTER THE DATE OF ORIGINAL ISSUE OF THIS SECURITY], ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN OFFER, SALE OR OTHER TRANSFER TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) TO THE COMPANY OR ANY OF ITS AFFILIATES, SUBJECT TO THE CORPORATION’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

IN ADDITION, THE HOLDER OF THIS SECURITY UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE CERTIFICATE OF DESIGNATION, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[FACE OF SECURITY]

Certificate Number A-1

[            ] Shares

CUSIP NO. [            ]

ISIN NO. [            ]

Certificate Evidencing Series A Preferred Stock

of

Citizens Financial Group, Inc.

Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A

(Liquidation Amount $1,000 per Share)

Citizens Financial Group, Inc., a Delaware corporation (the “Company”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of [            ] shares of 5.500% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A, par value $25.00 per share, liquidation preference $1,000 per share, of the Company (the “Series A Preferred Stock”). Shares of Series A Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, Citizens Financial Group, Inc. has executed this certificate this 6th day of April, 2015.

Citizens Financial Group, Inc.

By:
Name:
Title:

By:
Name:
Title:

Countersigned and Registered

Computershare Trust Company, N.A. Transfer Agent and Registrar

By:
Name:
Title:

[Series A Preferred Stock Signature Page]

[REVERSE OF SECURITY]

CITIZENS FINANCIAL GROUP, INC.

The Company will furnish, without charge to each stockholder who so requests, a copy of the certificate of designation establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.

This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, and the 5.500% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Series A Preferred Stock Certificate to:

(Please Insert Social Security or Other Identifying Number of Assignee)

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the preferred stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named

Corporation with full power of substitution in the premises.

Dated

NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member

of a Medallion Signature Program)

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

This Global Security initially represents [            ] shares of 5.500% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A. The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in shares of this Global Security	Amount of increase in shares of this Global Security	Number of Shares of this Global Security following such decrease or increase	Signature of authorized signatory of Transfer Agent and Registrar